TENTH AMENDMENT TO THE CUSTODY AGREEMENT

THIS TENTH AMENDMENT effective as of April 19, 2018, to the Custody Agreement, dated as of August 15, 2005, as amended August 12, 2008, August 31, 2010, March 1, 2012, July 1, 2012, December 31, 2013, October 21, 2014, July 1, 2015, November 30, 2015 and May 1, 2016 (the "Custody Agreement"), is entered into by and among Robert W. Baird & Co. Incorporated, a Wisconsin corporation (the "Advisor"), Baird Funds, Inc., a Wisconsin corporation (the “Company”) and U.S. Bank, N.A., a national banking association (the "Custodian").

RECITALS

WHEREAS, the parties have entered into a Custody Agreement; and

WHEREAS, the Baird LargeCap Fund has been liquidated and terminated as a series of the Company; and

WHEREAS, the parties desire to amend said Custody Agreement to remove references to the Baird LargeCap Fund; and

WHEREAS, Article XIV, Section 14.2 of the Custody Agreement allows for its amendment by a written instrument executed by the parties.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit C of the Custody Agreement is hereby superseded and replaced in its entirety with Amended Exhibit C attached hereto.

Except to the extent amended hereby, the Custody Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Tenth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

BAIRD FUNDS, INC.	U.S. BANK, N.A.

By: /s/ Mary Ellen Stanek	By: /s/ Anita Zagroknik
Name: Mary Ellen Stanek	Name: Anita Zagroknik
Title: President	Title: Senior VP

ROBERT W. BAIRD & CO.
INCORPORATED

By: /s/ Charles M. Weber
       Name: Charles M. Weber
       Title:   Managing Director

Amended Exhibit C to the Custody Agreement – Baird Funds, Inc.

Fund Names

Separate Series of Funds

Advisor

Name of Series	Date Added
Baird Intermediate Bond Fund	September 29, 2000
Baird Core Plus Bond Fund	September 29, 2000
Baird Aggregate Bond Fund	September 29, 2000
Baird Quality Intermediate Municipal Bond Fund	March 30, 2001
Baird Short-Term Bond Fund	August 31, 2004
Baird Ultra Short Bond Fund	December 31, 2013
Baird Long-Term Credit Bond Fund	TBD
Baird Short-Term Municipal Bond Fund	August 31, 2015
Baird Core Intermediate Muni Bond Fund	August 31, 2015

Company

Name of Series	Date Added
Baird MidCap Fund	December 29, 2000
Baird SmallCap Value Fund	May 1, 2012
Baird Small/Mid Cap Value Fund	November 30, 2015
Chautauqua Global Growth Fund	May 1, 2016
Chautauqua International Growth Fund	May 1, 2016

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